INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Talbert Medical Management Holdings Corporation on
Form S-8 of our report dated April 4, 1997 appearing in Registration Statement No. 333-17679 of Talbert Medical Management Holdings Corporation on Form S-1 for the year ended December 31, 1996.


/S/ Deloitte & Touche LLP
Costa Mesa, California
April 18, 1997